UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2010
Starwood Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 West Putnam Avenue
Greenwich, CT	06830

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 23, 2010, Starwood Property Trust, Inc. (the “Company”) established the close of business on April 2, 2010 as the deadline for stockholders of record to submit proposals or director nominations pursuant to the Company’s Bylaws to be considered in connection with the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”). Any stockholder of record of the Company wishing to submit a proposal or director nomination for presentation at the Annual Meeting must deliver the information required by the Company’s Bylaws in writing no later than the close of business April 2, 2010 to: Secretary, Starwood Property, Inc., 591 West Putnam Avenue, Greenwich, CT 06830. Any such proposal or director nomination must also meet any other applicable requirements of the Company’s Bylaws relating to stockholder proposals and director nominations. The Annual Meeting will be held on May 6, 2010. The record date for stockholders entitled to vote at the Annual Meeting was the close of business on March 19, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2010	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ ANDREW J. SOSSEN

	Name:	Andrew J. Sossen
	Title:	Authorized Signatory